UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2022

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Entry into a Material Definitive Agreement.
Item 1.01.	Entry into a Material Definitive Agreement.

The Research Services Agreement

On February 4, 2022, Ampio Pharmaceuticals, Inc. (the “Company”) entered into a Research Services Agreement (the “Research Services Agreement”) with Trauma Research LLC (“Trauma Research”). Trauma Research is an entity controlled by Dr. David Bar-Or, a director of the Company. Pursuant to the Research Services Agreement, the Company and Trauma Research may enter into one or more research project assignments (each an “Assignment”) whereby the Company will pay the fees set forth in each Assignment and Trauma Research will perform the specified research services. Dr. Bar-Or will serve as the principal investigator (the “Principal Investigator”) to conduct and supervise the research services under each Assignment. This agreement is perpetual until terminated by the parties.

In furtherance of the Research Services Agreement, the Company and Trauma Research entered into an Assignment, dated February 4, 2022 (the “2022 Assignment”), whereby Trauma Research will conduct in vitro research with Ampion to investigate chondrogenesis and inflammasome mechanism of action. Under the terms of the 2022 Assignment, the Company will pay to Trauma Research an aggregate amount of $250,000, payable in equal monthly installments over the next 12 months, in addition to certain third-party pass-through costs which are currently estimated to be $150,000 in aggregate and which will be reimbursed to Trauma Research at cost. The 2022 Assignment has an expected termination date of January 23, 2023. The full text of the 2022 Assignment can be found in Exhibit A to the Research Services Agreement.

The Personal Services Agreement

On February 4, 2022, the Company entered into a Personal Services Agreement (the “Personal Services Agreement”) with Dr. Bar-Or. Pursuant to the Personal Services Agreement, the Company will pay Dr. Bar-Or an annual amount of $250,000 for his services as Principal Investigator, payable in equal quarterly installments. This is in lieu of any board fees Dr. Bar-Or would have been entitled to as a director of the Company, excluding any options or shares awarded to board members. This agreement will terminate upon the termination of the Research Services Agreement.

The forgoing descriptions of the Research Services Agreement and Personal Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2022, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from seven to eight directors, effective immediately, and appointed Ms. Elizabeth Varki Jobes to serve as a member of the Board and as a member of the Nominating and Corporate Governance Committee of the Board (the “NCGC”).

Since January 2020, Ms. Jobes has served as Senior Vice President and Global Chief Compliance Officer of Amryt Pharmaceuticals Inc., a biopharmaceutical company focused on developing and delivering innovative new treatments to help improve the lives of patients with rare and orphan diseases. From January 2019 to January 2020, Ms. Jobes served as Senior Vice President and Chief Compliance Officer North America of EMD Soreno, Inc., the biopharmaceutical business of Merck KgaA focused on the development of oncology and immune-oncology medicines and treatment options for diseases such as psoriasis, lupus and multiple sclerosis. Prior to EMD Soreno, Inc., Ms. Jobes was the Global Chief Compliance Officer and Legal Counsel at Spark Therapeutics Inc. from April 2015 to January 2019 where she developed the corporate compliance program for the launch of the first approved gene therapy program in the United States. Ms. Jobes has also held leadership positions in other biopharmaceutical companies, including Senior Vice President, Chief Compliance Officer for Auxilium Pharmaceuticals, Inc.; Vice President, Chief Compliance Officer for Adolor (Cubist) Corporation; and Senior Director, Global Compliance for Cephalon, Inc. Ms. Jobes has also served as a member of the board of directors of Eyam Therapeutics since October 2021. Prior to her career in the biopharmaceutical sector, Ms. Jobes worked for the Philadelphia District Attorney’s Office as a trial attorney, assistant chief and chief across various units. Ms. Jobes has a J.D. from Rutgers University School of Law and a B.A. from Pennsylvania State University.

There are no arrangements or understandings between Ms. Jobes and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For her service on the Board and NCGC, Ms. Jobes will receive the same cash compensation as other independent non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, originally filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2021. In addition, it is expected that Ms. Jobes will execute the Company’s standard form of indemnification agreement.

Additional details regarding the above may be found in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated February 10, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: February 10, 2022	By:	/s/ Daniel G. Stokely
Name: Daniel G. Stokely
Title: Chief Financial Officer and Secretary